UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 13, 2016

LIFEPOINT HEALTH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51251	20-1538254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Seven Springs Way Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

(615) 920-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) As previously disclosed on September 6, 2016, LifePoint Health, Inc. (the “Company”) announced the appointment of Michael S. Coggin, the Company’s Senior Vice President and Chief Accounting Officer, as the Company’s Chief Financial Officer, effective September 30, 2016.  Following a successful transition,  Mr. Coggin became the Executive Vice President and Chief Financial Officer of the Company effective September 16, 2016.

(e) On September 13, 2016, the Compensation Committee of the Company’s Board of Directors approved compensation changes for Mr. Coggin effective September 13, 2016 as follows:

Base Salary

The Compensation Committee adjusted Mr. Coggin’s yearly base salary to $420,000.

Annual Incentives

The Compensation Committee adjusted Mr. Coggin’s 2016 annual incentive target award percentage to 75% of yearly base salary.

Long Term Incentives

The Compensation Committee approved the grant to Mr. Coggin of 4,300 restricted stock units (“RSUs”) and 15,300 stock option awards.  The RSU and stock option awards have a grant date of September 13, 2016.  The exercise price of the stock options is $58.25 per share.  The RSUs and stock options vest in three equal annual installments beginning on the first anniversary of the date of grant.

Item 8.01 Other Events

On September 14, 2016, the Board of Directors of the Company authorized a stock repurchase program of up to $200 million of the Company’s common stock over an 18 month period beginning on September 14, 2016.

Effective September 16, 2016, the Company entered into a trading plan (the “Plan”) in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 as amended, under which the Company may repurchase its shares at times when the Company would not ordinarily be in the market due to the Company’s trading policies or possession of material non-public information.  The Plan has been established pursuant to, and as part of, the Company’s stock repurchase program.

The Plan will expire on November 1, 2016, unless extended or terminated earlier in accordance with its terms.  The Company does not retain or exercise any discretion over purchases of common stock under the Plan.  The timing and extent of the repurchases under the Plan are subject to Securities and Exchange Commission regulations as well as certain price, market volume and timing constraints specified in the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HEALTH, INC.

	By:	/s/ Paul D. Gilbert
		Name:	Paul D. Gilbert
		Title:	Executive Vice President and Chief Legal Officer

Dated: September 19, 2016